CONTRATTO DI LOCAZIONE COMMERCIALE

Con la presente scrittura privata il Sig. Spavone Massimo, nato a Napoli il 12/03/1967 C.F..SPVMSM67C12F839Y, residente in Napoli, alla via Orazio 151/C, concede in locazione a Chiurazzi Internazionale S.r.l., con sede in Viale della Resistenza 26, 80012 Calvizzano, Napoli (Italia), in persona dell'Amministratore Unico Sig. Paul E. Deloughery: un capannone in lamiera a shed di circa mq. 600; con annessa costruzione in cemento di circa mq. 260 completa di servizi igienici, uffici, mensa e spogliatoio con piazzale antistante ad uso esclusivo di circa mq. 1.100, il tutto sito in Casoria (Napoli),alla Via Capri n°1 e meglio descritto ed indicato nella planimetria allegata che, sottoscritta, viene allegata al presente contratto e ne costituisce parte integrante. Il conduttore si impegna ad usare quanto concesso in locazione secondo le regole del buon padre di famiglia e a restituirlo nelle stesse condizioni in cui si trova, salva l'ordinaria usura.

La locazione,sarà regolata dai seguenti patti e condizioni:

1. La locazione avrà la durata di anni sei a decorrere dal 01/12/2010. Il conduttore ha la facoltà di recedere anticipatamente ai sensi dell'art. 27 della L.392/78.

2. Il prezzo della locazione è stabilito a decorrere dal 01/12/2010 e per tutto il 2011, in € 3.250,00 mensili da pagarsi, in rate anticipate entro il giorno 05 di ogni mese, con le modalità di volta in volta concordate tra le parti. Il conduttore non potrà per nessun motivo ritardare il pagamento del canone e delle spese e non potranno far valere alcuna eccezione o azione se non dopo il pagamento delle rate scadute. In caso di mancato pagamento del canone di locazione alle scadenze pattuite, il conduttore sarà tenuto altresì alla corresponsione degli interessi di mora nella misura del tasso legale annuo.

3. Le parti convengono che: (i) a decorrere dal 01/01/2012 il canone della locazione prestabilito sarà di € 3.350,00 mensili; (ii) a decorrere dal 01/01/2013 il canone della locazione prestabilito sarà di € 3.450,00 mensili; (iii),a decorrere dal 01/01/2014 il canone sarà di € 3.450,00 mensili; (iv) a decorrere dal 01/01/2015 il canone sarà di € 3.550,00 mensili; (v) a decorrere dal 01/01/2016, il canone sarà di € 3.650,00 mensili.

4. Ai sensi dell'art. 32 della L.392/78, le parti convengono che, in caso di rinnovo del contratto, il canone di locazione, a decorrere dal 01/12/2016, sarà pari a € 3.650,00 mensili, oltre all'aggiornamento nella misura percentuale pari al 75% delle variazioni dell'indice dei prezzi al consumo verificatesi nell'anno precedente, come accertate dall'ISTAT e pubblicate in G.U. ai sensi della L.392/78. Resta inteso che il canone verrà aggiornato di anno in anno secondo la modalità di cui sopra.

5. L'immobile ceduto in locazione sarà adibito ad attività industriale, commerciale e artigianale e il conduttore non potrà sublocare l'immobile ai sensi dell'art. 36 della L. 392/78.

6. La locazione è rinnovabile alla scadenza per un uguale periodo, salvo disdetta che dovrà pervenire a mezzo raccomandata A/R almeno un'anno prima.

7. Ai sensi dell'art. 27 co. 7 della L. 392/78, le parti concordano che al conduttore è riconosciuta la facoltà di recedere in qualsiasi momento dal contratto dandone preavviso di 6 mesi al locatore mediante lettera raccomandata.

8. Il locatore dichiara che l'immobile è in regola con le norme edilizie e urbanistiche avendo ottenuto concessione di edificazione.

9. Il conduttore dichiara di aver esaminato l'immobile e di averlo trovato adatto al proprio uso e si obbliga a riconsegnarlo alla scadenza del contratto nel medesimo stato in cui l'ha ricevuto, salvo il deterioramento o il consumo risultante dall'uso dell'immobile in conformità al presente contratto.

10. Ogni aggiunta che non possa essere tolta in qualunque momento senza danneggiare i locali ed ogni altra innovazione non potrà essere fatta dal conduttore, senza il preventivo consenso scritto del proprietario. Restano a carico del conduttore le riparazioni di ordinaria manutenzione, incluse, a titolo esemplificativo, quelle relative ad impianti di acqua, gas, luce, sanitari, serrature, cancelli automatici e chiavi, infissi, rivestimento dei muri e dei soffitti e pavimentazione. Qualora non vi provveda il conduttore, vi provvederà il locatore prelevando la spesa dal deposito cauzionale.

11. Entro il 31/12/10 il locatore si obbliga a provvedere alle riparazioni delle grondaie al fine di prevenire infiltrazioni e danni all'interno dell'immobile.

12. Il locatore presta il proprio consenso all'installazione, da parte del conduttore, di un sistema di allarme nell'immobile.

13. Il conduttore esonera espressamente il locatore da ogni responsabilità per danni diretti ed indiretti che possano derivare dal fatto od omissione di altri inquilini o di terzi. Il conduttore si obbliga ad osservare ed a far osservare dai loro dipendenti le regole del buon vicinato e del corretto vivere civile.

14. Resta espressamente convenuto che il conduttore non potrà esercitare nei locali concessigli in locazione attività moleste e comunque vietate dalla legge e dai regolamenti vigenti. Egli risponderà, quindi, direttamente ed esclusivamente verso le autorità e verso terzi per qualunque danno, ragione e conseguenza derivante dall'esercizio delle proprie attività. A tal fine, inoltre, il conduttore provvederà a munirsi delle autorizzazioni che risultassero necessarie per l'esercizio delle proprie attività, obbligandosi sin d'ora a risarcire gli eventuali danni che dovessero derivare agli immobili locati ed eventuali terzi.

15. In caso di riparazione dell'immobile da effettuarsi nel corso della locazione, il conduttore avrà i diritti ad esso spettanti ai sensi dell'art.1584 c.c. Nell'ipotesi di danno o di molestie che si dovessero verificare sul possesso dell'immobile,

il conduttore sarà tenuto a darne avviso al locatore secondo quanto disposto dagli art. 1172 e 1586 c.c.

16. Il locatore potrà in qualunque momento ispezionare o far ispezionare i locali oggetto del presente contratto dandone congruo preavviso al conduttore.

17. La somma di € 6.500,00 depositata dal conduttore a titolo di deposito cauzionale, che il locatore dichiara di avere ricevuto, sarà restituita dopo la regolare riconsegna dei locali e non potrà essere mai imputata in conto canone. Detta somma dovrà essere ricostruita in caso di suo utilizzo e, su richiesta di una delle parti, potrà essere aumentata o diminuita proporzionalmente al variare del canone di locazione. Tale somma rimarrà infruttifera.

18. Sono a carico del conduttore l'imposta di bollo e la quietanza e l'imposta del registro nella misura stabilita dalle leggi applicabili.

19. Il conduttore dovrà stipulare con primaria compagnia di assicurazione una polizza a favore del locatore contro rischio ed incendio, rischio locativo e ricorso dei vicini per danni fino ad un valore di almeno € 500.000,00.

20. In caso di ritardata consegna dell'immobile troveranno applicazione le norme di legge vigenti.

21. Le clausole di cui alla presente scrittura privata sono valide ed efficaci tra le parti se non derogate o modificate dalle leggi speciali in materia di locazioni, in quanto applicabili.

22. Per l'esecuzione del presente contratto il conduttore elegge domicilio presso l'immobile locato in Casoria (Napoli), Via Capri, 1.

(Luogo e Data)

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~~IL LOCATORE~~ 19.11.2010

CONDUTTORE

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~~IL CONDUTTORE~~

LOCATORE